                                  EXHIBIT 4.(i)E
 FARMLAND INDUSTRIES, INC
 12200 NORTH AMBASSADOR DRIVE
 KANSAS CITY, MO  641631244
                                                                       BOND RECEIPT
                                                                       SUBORDINATED DEBENTURE BOND
                                                                       FIVE-YEAR, SERIES
 Description of Bond
 ACCOUNT NUMBER:

 NAME OF OWNER
 PRINCIPAL AMOUNT:                                                          ISSUE DATE:
 BOND TYPE:                      BOND NUMBER:
 INTEREST RATE:                                                             MATURITY DATE:
 TOD/POD:

     Preface

     This Bond Receipt sets forth  certain  terms and  conditions of the Bond as might be  contained  in a  certificate  for the Bond.  For the  convenience  and protection of both the Holder and Farmland Industries,  Inc.  ("Farmland"),  the
Bond is being  issued  only in book  entry  form on the  books  and  records  of
Farmland.  The Bond is no longer being  issued in  certificated  form.  Farmland retains the same duties and  responsibilities  to pay  principal and interest to the Holder of the Bond without a certificate being issued. This Receipt is not a certificate  for  any  security.  The  Receipt  confers  no  rights,  interests, obligations,  duties,  responsibilities or otherwise on any party, and acts only as a memorandum of the uncertificated Bond referenced above. This Receipt is not a negotiable instrument, and the Bond referenced is subject to all provisions of law regarding uncertificated securities.

Terms and Conditions

     Farmland  is  obligated  to pay to the  Holder  named  above or  registered assigns as  indicated  on its books and records (the  "Holder"),  the  principal amount shown above on the Maturity  Date  specified  above (except to the extent redeemed or repaid prior to the Maturity Date), and to pay interest thereon from the most recent date to which interest has been paid or, if no interest has been paid,  from the date of  original  issuance  of this Bond (the "Date of Original
Issuance") at the interest rate per annum specified above (the "Interest Rate"), computed on the basis of a 365-day year,  until the principal  hereof is paid or duly made available for payment,  and to pay interest on overdue  principal and, to the extent permitted by law,  overdue interest at the Interest Rate.  Payment of principal and interest shall be in such coin or currency of the United States of America as at the time of payment  shall be legal  tender for the  payment of public and private debts.

     Interest  is payable at the  option of the  purchaser,  made at the time of original  issuance in one of the following  ways: (i)  semiannually on January 1 and July 1, to the Holders of record on the last preceding  December 15 and June
15,  respectively  (or,  in the case of the  first  interest  payment  date,  if originally issued between the record date and the payment date, to the Holder on the Date of Original Issuance); or (ii) at maturity or at the date of redemption if redeemed prior to maturity,  compounded semiannually, on December 31 and June
30  at  the  Interest  Rate.  Any  election  to  receive   payment  of  interest
semiannually  is  irrevocable.  The  election to receive  payment of interest at maturity,  or at the date of redemption if redeemed  prior to maturity,  will be terminated upon written request of the Holder,  such termination to be effective as  of  the  last  previous  interest  compounding  date.  Such  termination  is irrevocable and, at the same time, is an election to receive payment of interest semiannually thereafter.  Any interest attributable to periods starting with the
Date of  Original  Issuance  and ending with the  effective  date of the written request of the Holder to terminate  the election to receive  payment of interest at maturity or at the date of redemption  if redeemed  prior to maturity will be paid upon receipt of the written  request to terminate  the  election.  Farmland shall  have the  right at any time by  notice to the  Holder  to  terminate  any obligation to continue  retaining the interest of any Holder.  Such  termination shall be effective as of the opening of business on the day  following the first interest  compounding  date  after  such  notice is mailed to the Holder and the
Holder will be paid all  interest  then  accrued and unpaid to the Holder on the effective  date. If the Maturity Date (or date of redemption or repayment) or an interest  payment date falls on a day which is not a business day,  principal or interest  payable with respect to such  Maturity  Date (or date of redemption or repayment) or interest payment date will be paid on the next succeeding business day with the same force and effect as if made on such  Maturity Date (or date of redemption or  repayment)  or interest  payment date, as the case may be, and no interest  shall  accrue on the amount so payable  for the period  from and after such Maturity Date (or any date of redemption or repayment) or interest  payment date.  The Bond is one of a duly  authorized  issue of  securities  (hereinafter called the  "Securities") of Farmland issued and to be issued under an Indenture dated as of December 4, 1997 (herein called the  "Indenture")  between  Farmland and Commerce  Bank,  National  Association,  Kansas City,  Missouri,  as Trustee
(herein  called the "Trustee",  which term includes any successor  trustee under the Indenture),  to which the Indenture and all indentures  supplemental thereto and the Officers'  Certificate  (as defined in the Indenture)  setting forth the terms of this series of  Securities  reference is hereby made for a statement of the respective rights,  limitation of rights,  duties, and immunities thereunder of Farmland, the Trustee and the Holders and the terms upon which the Bonds are, and are to be, issued. The Bonds of this series may bear different dates, mature at different  times,  bear interest at different  rates, be subject to different redemption or repayment  provisions  and may otherwise  vary and are entitled to the benefits of the Indenture.

     Any interest which is payable,  but is not punctually paid or duly provided for, on any interest payment date and, to the extent permitted by law,  interest on such  defaulted  interest at the Interest Rate (such  defaulted  interest and interest thereon herein  collectively  called "Defaulted  Interest") will not be payable to the Holder on the applicable record date; and such Defaulted Interest may be paid by Farmland, at its election in each case, in the time and manner as provided for in the Indenture.

     Payment of the principal of, premium, if any, and interest on the Bond will be made at the office or agency of Farmland in Kansas City, Missouri;  provided, however,  that at the option of Farmland payment of interest other than interest paid at maturity,  redemption  or  repayment  may be made by check mailed to the address  of the person  entitled  thereto as such  address  shall  appear in the
Register  or by  electronic  funds  transfer  or  similar  means  to an  account maintained by the person entitled thereto as specified in the Register.

     If an Event of Default (as defined in the  Indenture)  with  respect to the
Bonds shall occur and be continuing, the Trustee or the Holders of not less than a  majority  in  principal  amount  of the  outstanding  Bonds may  declare  the principal  of and  accrued  interest  on all of the Bonds due and payable in the manner  and with the  effect  and  subject  to the  conditions  provided  in the
Indenture.  Upon certain events of bankruptcy,  insolvency or  reorganization of
Farmland, the principal of and accrued interest on all of the Bonds shall become due and payable without any declaration by the Trustee or the Holders.

     The Indenture contains  provisions  permitting  Farmland and the Trustee to enter into one or more supplemental  indentures under certain situations without the  consent of the Holders of any of the Bonds.  The  Indenture  permits,  with
certain   exceptions  as  therein  provided,   the  amendment  thereof  and  the
modification  of the rights and  obligations  of Farmland  and the rights of the
Holders of the  Securities  of each series under the Indenture to be affected at any time by  Farmland  and the  Trustee  with the  consent  of the  Holders of a majority in aggregate principal amount of the Outstanding Securities (as defined in the Indenture) of each series affected  thereby.  The Indenture also contains
provisions   permitting  the  Holders  of  specified  percentages  in  aggregate principal  amount  of the  Outstanding  Securities  of  each  series  under  the
Indenture,  on behalf of the Holders of all Securities of such series,  to waive compliance by Farmland with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of the Bond shall be  conclusive  and binding upon such Holder and upon all future Holders of the Bond and of any Bond issued upon the registration of transfer  hereof or in exchange  thereof or in lieu  thereof,  whether or not notice is given to future Holders.

     No reference herein to the Indenture and no provision of the Bond or of the
Indenture  shall alter or impair the  obligation of Farmland,  which is absolute
And  unconditional,  to pay the  principal  of and  interest  on the Bond at the times, places, and rate, and in the coin or currency, herein prescribed.

     The Bond  may be  redeemed,  after  two (2)  years  from  Date of  Original
Issuance,  at the option of Farmland at any time prior to maturity,  on at least fifteen (15) days  written  notice,  at face value plus accrued  interest to the date of redemption only. The Indenture  permits Farmland to select in any manner at its discretion the Bonds to be redeemed.

          Subject  to the  conditions  hereinafter  set  forth,  the Bond may be redeemed  at the option of the  Holder.  (1) At any time two (2) years after the Date of Original Issuance, the Holder may request redemption of the Bond from Farmland. Farmland will redeem prior to maturity each month,  on a first come,  first serve basis (as  evidenced by the time stamped or  otherwise  recorded as the time of receipt by  Farmland) a limited amount of Redemption Eligible Bonds.  Subject to the carryover discussed below, the aggregate  maximum amount of Redemption  Eligible
          Bonds,  as a group,  that  Farmland will redeem each month will be the greater  of:  (a)  $1,500,000  or(b) 1/2 of 1% of the  combined  total
          principal  balance   outstanding  of  all  Redemption  Eligible  Bonds
          outstanding  at the  end of  the  prior  month.  For  purposes  of the foregoing,  "Redemption Eligible Bonds" mean Ten-Year, Series A Bonds,
          Ten-Year,  Series B Bonds,  Five-Year,  Series C Bonds, and Five-Year,
          Series D Bonds issued under the Indenture  and any other  subordinated debt that  Farmland  elects to  designate  as a  "Redemption  Eligible
          Bond". If the amount  determined  pursuant to the foregoing formula in any month  (including  any carryover from the prior month) exceeds the total amount requested for redemption prior to maturity in that month, such excess is carried  over to the next month and added to the amount available for  redemption  prior to maturity in that month;  provided, however,  that  any  excess  will  not be  carried  beyond  the end of
          Farmland's  fiscal year. If the total balance of outstanding  Bonds of this series is less than  $5,000,000 at the end of any month,  then in the  following  month any Bonds of this series which have been held at least  two (2)  years  from  the  Date or  Original  Issuance  will be redeemed  at the  request  of the Holder  without  regard to the above dollar  limitation.  (2) In addition to the amounts made available for redemption  prior to maturity at the option of the Holder as described in (1)  above  redemption  will be made in the case of death of Holder upon written request and delivery of  satisfactory  proof of death and other  documentation  and in accordance with  applicable  laws. (3) In addition  to the  amounts  made  available  for  redemption  prior  to maturity  at the  option  of the  Holder as  described  in (1) and (2)
          above,  if the Bond is held in an  Individual  Retirement  Account (an
          "IRA")  established  under Section 408 of the Internal Revenue Code of
          1986,  as amended (the  "IRC"),  Farmland  will redeem the Bond,  upon
          written  request,   to  the  extent  necessary  to  satisfy  mandatory
          withdrawals  from  the  IRA  which  are  required  by  the  IRC.  Such redemption will be made only upon sufficient  proof to Farmland that a mandatory  withdrawal  from  the IRA is  required.  (4) The  foregoing redemption  privileges described in (1), (2) and (3) above are subject to the  condition  as  provided  under  the  subordination  provisions applicable to the Subordinated  Debenture Bonds,  that Farmland cannot redeem any of the  Subordinated  Debenture Bonds if, at the time of or immediately after giving effect to such redemption,  there shall exist under any Senior  Indebtedness or any indenture or agreement  pursuant to  which  any  Senior  Indebtedness  is  issued  any  default  or any condition, event or act, which, with notice or lapse of time, or both, would constitute a default.

     Redemption  prior to maturity will be made,  subject to the  aforementioned conditions,  upon submission to Farmland of a written  instrument of transfer in form satisfactory to Farmland and duly executed by the Holder or by his attorney duly authorized in writing, accompanied by written requests for early redemption to Farmland.  Redemption  prior to maturity will be made at the unpaid principal amount of the Bond plus  accrued  interest  to the date of  redemption.  Amounts available for redemption prior to maturity are not set aside in a separate fund.

     The Bond shall be subordinate,  to the extent and in the manner provided in the  Indenture,  in right of payment to the prior  payment in full of all Senior
Indebtedness (as defined in the Indenture) and the Bond is issued subject to the provisions of the Indenture  with respect  thereto.  Each Holder of the Bond, by accepting  the same,  (a) agrees to and shall be bound by such  provisions,  (b)
authorizes  and  directs  the  Trustee  on his or her or its behalf to take such action as may be necessary or  appropriate  to  acknowledge  or  effectuate  the subordination  so  provided  and  (c)  appoints  the  Trustee  his or her or its attorney-in-fact for any and all such purposes.

     As provided in the Indenture, and subject to certain limitations therein set forth, the transfer of the Bond may be registered on the Register upon
submission of a written instrument of transfer in form satisfactory to Farmland duly executed by the Holder or by his attorney duly authorized in writing for
registration of transfer at the office or agency of Farmland, in Kansas City, Missouri, and thereupon the bond will be transferred on the books and records of
Farmland to the designated transferee or transferees.

         The Bonds are issuable only in uncertificated form,without coupons.
         No service charge will be made for any such registration of transfer or exchange of the Bond, but Farmland may require payment of a sum sufficient to
cover any tax or other governmental charge that may be imposed in connection therewith.
        Farmland, the Trustee,
and any agent of Farmland or the Trustee may treat the person in whose name the Bond is registered on its books and records as
the Holder hereof for all purposes, whether or not the Bond is overdue, and neither Farmland, the Trustee nor any such agent shall be affected by notice to the
contrary.
         All terms used in the Bond which are defined in the Indenture shall have the meanings designated to them in the Indenture and all references in the
Indenture to "Security" or "Securities" shall be deemed to include the Bonds.